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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption, Selected Financial Data, and to the incorporation by reference in the Registration Statements (Form S-8 No. 333-42354, Form S-8 No. 333-32233, Form S-8 No. 333-05741, Form S-8 No.
333-59791, Form S-8 No. 333-82794, Form S-8 No. 333-82790, Form S-8 No.
333-62954 and Form S-8 No. 333-63026) pertaining to certain stock option and employee stock purchase plans of the Company, of our report dated February 12, 2002, with respect to the financial statements and schedule of CIMA LABS INC. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


Minneapolis, Minnesota                        /s/ Ernst & Young LLP
March 26, 2002